UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 24, 2007

Commission File Number: 333-142128

XTOL ENERGY INC.
(Exact Name of Registrant as Specified in Charter)

NEVADA
(state or other jurisdiction of incorporation or organization)

Suite 600, 595 Howe Street
Vancouver British Columbia Canada V6C 2T5
(Address of principal executive offices)

604-662-3910
Issuer’s telephone number

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01 Entry into a Material Definitive Agreement

On July 24, 2007 XTOL Energy Inc. (“XTOL”) entered into a consulting agreement with Norman Meier pursuant to which XTOL appoints Dr. Meier to undertake the duties and exercise the powers as VP, Corporate Development.

Experience of Dr. Meier

Dr. Meier is the founder and a director of two publicly quoted mineral exploration companies that are required to file annual and quarterly reports with the SEC. From May 2004 to May 2005 Dr. Meier was the founder and President of LEAP Institute LLC, a company in the business of providing financial services and investment advice to private investors and companies. From November 2002 to April 2004 he worked as Manager Global Sales Support for Man Investments, Switzerland, where he managed a global sales team in the hedge fund industry to raise money from financial institutions, bank and brokers around the world. From April 2002 to October 2002 Dr. Meier worked as an Investment Advisor at Canaccord Capital in Vancouver, British Columbia, Canada, where he established and managed portfolios, integrated risk management strategies, evaluated performance models for existing portfolios, provided investment advice and traded in securities. From 1995 to 2001 he worked at AWD Independent Financial Services, Switzerland, initially as a financial advisor, and later as a team manager. Norman Meier has a PhD in Human Behavior, an MBA and a BA, all from Newport University in Switzerland. He holds two designations from the Canadian Securities Institute: a Canadian Investment Manager Designation and a Derivatives Market Specialist Designation. He also holds a Financial Planning Designation from AWD Switzerland.

Material Terms of the Consulting Agreement

Duties:
As VP, Corporate Development, Dr. Meier will provide the following consulting services to XTOL:

  provide business development consulting services;
  assist XTOL in developing and implementing its business plan;
  introduce XTOL to, and negotiate on behalf of XTOL with, potential target acquisitions;
  assist XTOL in developing the market for XTOL’s stock;
  assist XTOL in increasing its market capitalization;
  assist XTOL in increasing its shareholder base; and
  introduce XTOL to contacts in the mining industry.

Compensation:

In consideration for the provision of consulting services during the term, the XTOL will pay Dr. Meier a flat fee, payable in advance for the full 2 years service and payable by the issuance of 2,000,000 shares of the common stock of XTOL, each share to be valued in accordance with the fair market value of the stock as of the date of issuance. The shares are not being issued pursuant to a Registration Statement and therefore will have restrictions from trading. Such payment is inclusive of all expenses incurred or to be incurred by Dr. Meier in relation to the consulting agreement

Term:

The term of the agreement is for a period of 2 years.

Termination:

Dr. Meier is entitled to terminate the agreement at any time provided that 14 days written notice has been delivered to the Company. XTOL is entitled to terminate the agreement at any time provided that one month’s written notice is given to Dr. Meier.

Upon termination by Dr. Meier, or upon termination for cause by XTOL, Dr. Meier is obliged to repay to XTOL the value of the stock which is proportionate to the outstanding term of the agreement for which Dr. Meier will no longer be engaged by XTOL. The value of the stock will be determined by the Board of Directors of XTOL as the lower of: a) the value the stock on the date of issuance, or b) the value of the stock on the effective date of termination of the agreement.

Item 3.02 Unregistered Sales of Equity Securities

The 2,000,000 common shares to be issued to Dr. Meier pursuant to the consulting agreement represent over 5% of XTOL’s issued and outstanding stock as of the date of this report. Dr. Meier is not a US resident and therefore this share issuance is exempt from registration under Regulation S of the Securities Act.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 26, 2007	XTOL Energy Inc.
(Registrant)

By: /s/Jordan Shapiro
Secretary